Exhibit 99.1

Contango Implements Second Share Repurchase Program

HOUSTON--(BUSINESS WIRE)--October 3, 2011--Contango Oil & Gas Company (NYSE Amex:MCF) announced today that its Board of Directors has approved the adoption of a $50.0 million share repurchase program, effective upon completion of purchases under the Company’s existing $100.0 million share repurchase program. The shares will be purchased in the open market from time to time by the Company or through privately negotiated transactions. The repurchases will be made subject to market conditions and certain volume, pricing and timing restrictions to minimize the impact of the repurchases upon the market. Repurchased shares of common stock will become authorized but unissued shares, and may be issued in the future for general corporate and other purposes.

Kenneth R. Peak, Contango’s Chairman and Chief Executive Officer, said, “Since August 22, 2011, we have purchased 243,700 shares of our common stock at an average price of $55.50 per share, for a total of approximately $13.5 million. Since the program’s inception in September 2008, we have purchased approximately 2.1 million shares at an average price of $46.25 per share, for a total of approximately $98.5 million. As a result of these purchases, our outstanding shares now stand at 15,420,966 and our fully diluted shares at 15,465,966.”

We currently have no debt, approximately $114 million in net available cash, $40.0 million of unused borrowing capacity, and are producing at a rate of approximately 82 million cubic feet equivalent per day, net to Contango.

Contango is a Houston-based, independent natural gas and oil company. The Company’s business is to explore, develop, produce and acquire natural gas and oil properties primarily offshore in the Gulf of Mexico. Additional information can be found on our web page at www.contango.com.

This press release contains forward-looking statements regarding Contango that are intended to be covered by the safe harbor "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995, based on Contango’s current expectations and includes statements regarding acquisitions and divestitures, estimates of future production, future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as "expects", “projects”, "anticipates", "plans", "estimates", "potential", "possible", "probable", or "intends", or stating that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved). Statements concerning oil and gas reserves also may be deemed to be forward looking statements in that they reflect estimates based on certain assumptions that the resources involved can be economically exploited. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather such as hurricanes and other natural disasters); uncertainties as to the availability and cost of financing; fluctuations in oil and gas prices; risks associated with derivative positions; inability to realize expected value from acquisitions, inability of our management team to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change or governmental approvals may be delayed or withheld. Additional information on these and other factors which could affect Contango’s operations or financial results are included in Contango’s other reports on file with the Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Contango does not assume any obligation to update forward-looking statements should circumstances or management's estimates or opinions change.

CONTACT:
Contango Oil & Gas Company
Kenneth R. Peak, 713-960-1901
www.contango.com